UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: December 20, 2010

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

On December 20, 2010 Cashtech Investment Limited, which is a subsidiary of the Registrant, and Dongguan Qianshun Hardware, Inc. entered into a Letter of Intent to Purchase Land Use Right and Buildings.  The Letter of Intent provides that Cashtech will purchase from Dongguan Qianshun Hardware, Inc. the land and buildings at 3 Middle, Qingxi Road, Dongguan City, Guangdong Province, China.  The buildings consist of four industrial facilities with a total of 36,468 square meters of floor space, an office building with 5246 square meters, three dormitories with a total of 14,710 square meters, and a power supply facility.  The purchase price will be 176 million Renminbi (approximately $26 million).  The closing of the acquisition is planned for January 5, 2011.

Item 9.01                        Financial Statements and Exhibits

Exhibits

10-a.	Letter of Intent to Purchase Land Use Right and Buildings dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: December 23, 2010	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer